Exhibit 99.1

Pacific Premier Bancorp, Inc. to Participate
in Raymond James U.S. Bank Conference

Irvine, Calif., August 21, 2013 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), announced today that the Company will participate in the Raymond James U.S. Bank Conference on August 22, 2013 in Chicago, IL.  Steve Gardner, President and Chief Executive Officer, will present an overview of the Company’s investment highlights and financial results, and will meet with institutional investors at the conference.  The presentation is scheduled for 1:45 p.m., Central Time, on August 22, 2013.  While conference attendance is by invitation only, a simultaneous webcast can be accessed live on the Investor Relations section of the Company’s website www.ppbi.com.  After the live event, an archive of the presentation will be available for 90 days in the same location on the Company’s website.

The Company’s current investor presentation has been filed on Form 8-K with the Securities and Exchange Commission and can be accessed through the SEC Filings tab in the Investor Relations section of the Company’s website.

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of the Bank. The Bank provides business and consumer banking products to customers through its 13 full-service depository branches in Southern California located in the cities of Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino, San Diego and Seal Beach and one office in Dallas, Texas.
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Contact:

Pacific Premier Bancorp, Inc.

Steve Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000